EXHIBIT 99.1

Press Release	Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL THIRD QUARTER 2007 RESULTS

SCOTTS VALLEY, CA – April 17, 2007 – Seagate Technology (NYSE: STX) today reported revenue of $2.8 billion, GAAP net income of $212 million, and diluted net income per share of $0.37 for the quarter ended March 30, 2007. Net income and diluted net income per share includes approximately $62 million of charges associated with recent acquisitions. Excluding these charges, non-GAAP net income and diluted net income per share were $274 million and $0.47.

For the nine months ended March 30, 2007 Seagate reported revenue of $8.6 billion, GAAP net income of $371 million and diluted net income per share of $0.62. Net income and diluted net income per share include charges of approximately $219 million associated with recent acquisitions and $19 million for the early retirement of the 8% notes. Excluding these charges, non-GAAP net income and diluted net income per share were $609 million and $1.02.

“We are disappointed in our results for the March quarter,” said Bill Watkins, Seagate chief executive officer. “We clearly miscalculated the market, and in this unusually challenging environment failed to deliver the projected results. However, it is worth noting that the fundamentals of our business and that of the industry remain solid. Seagate’s revenue remained strong, our balance sheet is healthy, and we continued to generate cash for ongoing investments in the capital and R&D required for growth. We are operating at the kind of scale that will allow us to continue to innovate while driving down costs, and thus exercise a great deal of market flexibility. Moving forward, we will align spending with the current outlook, and continue to drive the cost improvements necessary to thrive in this environment.”

Seagate Technology Reports Fiscal Third Quarter 2007 Results

Adjustments made to GAAP net income and diluted net income per share can be found with the financial statements included with this press release. Additional information relating to the financial results for the third fiscal quarter of 2007 can be found online at seagate.com.

Business Outlook

For fiscal year 2007, Seagate now expects $11.3-$11.4 billion in revenue and $0.92-$0.96 GAAP diluted net income per share. Including Maxtor’s operating result but excluding approximately $247 million of expected acquisition related costs, and $19 million of fees associated with the early redemption of the 8% notes, non-GAAP diluted net income per share is expected to fall within the range of $1.37-$1.41.

For the June quarter, Seagate expects to report revenue of $2.65-$2.75 billion, and GAAP diluted net income per share of $0.29-$0.33. Excluding approximately $28 million of expected acquisition related costs, Non-GAAP diluted net income per share for the June quarter is expected to fall within the range of $0.34-$0.38.

This guidance does not include the impact of any future acquisitions, stock repurchases or restructuring activities the company may undertake.

Dividend and Stock Repurchase

The company has declared a quarterly dividend of $0.10 per share to be paid on or before May 18, 2007 to all common shareholders of record as of May 4, 2007.

During the quarter ended March 30, 2007, the company took delivery of approximately 22.6 million of its common shares related to its share repurchase plan. 13.3 million of these shares were repurchased in the December quarter and delivered in January, while the remaining 9.3 million shares were repurchased and delivered during the March quarter. The average price of the shares delivered to the company in the March quarter was $26.26. The company has authorization to purchase approximately $1.175 billion of additional shares under the current stock repurchase program.

Seagate Technology Reports Fiscal Third Quarter 2007 Results

Conference Call

Seagate will hold a conference call to review the fiscal second quarter results at 2:30 p.m. Pacific Time today. The conference call can be accessed online at seagate.com or by phone as follows:

USA: (877) 223-6202

International: (706) 679-3742

Conference ID: 3512136

Replay

A replay will be available beginning April 17 at 6:30 p.m. Pacific Time through April 24 at 8:59 p.m. Pacific Time. The replay can be accessed from seagate.com or by phone as follows:

USA: (800) 642-1687

International: (706) 645-9291

Conference ID: 3512136

Podcast

A podcast featuring Bill Watkins discussing Seagate’s performance during the quarter and the outlook going forward can be heard and downloaded from http://www.podtech.net/seagate beginning at 2:30 p.m. Pacific Time.

About Seagate

Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and aims to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Seagate Technology Reports Fiscal Third Quarter 2007 Results

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, including expected revenue, net income and diluted earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis), price and product competition, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives; dependence on the company’s ability to successfully qualify, manufacture and sell its disc drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disc drive products with lower cost structures and those that address the 1.8-inch form factor; the impact of competitive product announcements and possible excess industry supply with respect to particular disc drive products, particularly now that there are no material limitations on disc drive component supply for our competitors; the impact of the acquisition of Maxtor on the company’s financial results, including, without limitation, due to charges associated with retention, integration, purchase accounting and other related transaction costs; and the possibility that the combination of Seagate and Maxtor will not provide the anticipated benefits to the combined company on the projected timeline, if at all. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on September 11, 2006 and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 2, 2007. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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Seagate Technology Reports Fiscal Third Quarter 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 30, 2007	June 30, 2006 (a)
ASSETS
Cash and cash equivalents	$909	$910
Short-term investments	301	823
Accounts receivable, net	1,367	1,445
Inventories	832	891
Other current assets	400	264

Total Current Assets	3,809	4,333

Property, equipment and leasehold improvements, net	2,279	2,106
Goodwill	2,452	2,475
Other intangible assets	219	307
Other assets, net	517	323

Total Assets	$9,276	$9,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$1,397	$1,692
Accrued employee compensation	156	385
Accrued restructuring	25	210
Accrued expenses, other	775	648
Accrued income taxes	77	72

Current portion of long-term debt	330	330

Total Current Liabilities	2,760	3,337

Accrued restructuring	21	23
Other non-current liabilities	342	332
Long-term debt, less current portion	1,733	640

Total Liabilities	4,856	4,332

Shareholders’ Equity	4,420	5,212

Total Liabilities and Shareholders’ Equity	$9,276	$9,544

(a)	The information in this column was derived from the Company’s audited consolidated balance sheet as of June 30, 2006.

Seagate Technology Reports Fiscal Third Quarter 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 30, 2007	March 31, 2006	March 30, 2007	March 31, 2006
Revenue	$2,828	$2,289	$8,616	$6,677

Cost of revenue	2,225	1,733	7,025	4,995
Product development	214	195	683	573
Marketing and administrative	126	108	446	303
Amortization of intangibles	13	—	36	—
Restructuring, net	3	—	—	4

Total operating expenses	2,581	2,036	8,190	5,875

Income from operations	247	253	426	802

Interest income	15	19	59	48
Interest expense	(33)	(7)	(107)	(31)
Other, net	1	12	11	22

Other income (expense), net	(17)	24	(37)	39

Income before income taxes	230	277	389	841
Provision for income taxes	18	3	18	8

Net income	$212	$274	$371	$833

Net income per share:
Basic	$0.39	$0.56	$0.66	$1.72
Diluted	0.37	0.53	0.62	1.63
Number of shares used in per share calculations:
Basic	546	489	564	483
Diluted	577	521	595	511

Seagate Technology Reports Fiscal Third Quarter 2007 Results

SEAGATE TECHNOLOGY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March 30, 2007	March 31, 2006
OPERATING ACTIVITIES
Net income	$371	$833
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	650	436
Stock-based compensation	101	57
Allowance for doubtful accounts receivable	42	—
Redemption charges on 8% Senior Notes due 2009	19	—
In-process research and development	4	—
Tax benefit from stock options	—	(14)
Other non-cash operating activities, net	16	(13)
Changes in operating assets and liabilities:
Current assets and liabilities	(703)	49
Other assets and liabilities	70	(53)

Net cash provided by operating activities	570	1,295

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(688)	(606)
Proceeds from sale of fixed assets	29	—
Purchases of short-term investments	(322)	(2,627)
Maturities and sales of short-term investments	851	2,724
Acquisitions, net of cash acquired	(178)	(28)
Other investing activities, net	(44)	(134)

Net cash used in investing activities	(352)	(671)

FINANCING ACTIVITIES
Net proceeds from issuance of long-term debt	1,477	—
Repayment of long-term debt	(405)	(340)
Redemption premium on 8% Senior Notes due 2009	(16)	—
Issuance of common shares for employee stock plans	207	106
Dividends to shareholders	(158)	(115)
Tax benefit from stock options	—	14
Repurchases of common stock	(1,324)	—

Net cash used in financing activities	(219)	(335)

Increase (decrease) in cash and cash equivalents	(1)	289
Cash and cash equivalents at the beginning of the period	910	746

Cash and cash equivalents at the end of the period	$909	$1035

Seagate Technology Reports Fiscal Third Quarter 2007 Results

Use of non-GAAP financial information

Our results of operations have undergone significant change in the past year, most significantly in connection with our acquisition of Maxtor. To help the readers of our condensed consolidated financial statements prepared on a GAAP basis better understand our past financial performance and our expectations of our future results, we supplementally disclose, after making certain non-GAAP adjustments, non-GAAP net income and non-GAAP diluted net income per share. We also provide forecasts of these non-GAAP financial measures. A reconciliation of the adjustments to GAAP net income and diluted net income per share for the quarter and year-to-date periods are presented in the tables below. In addition, an explanation of the ways in which our board of directors and management use these non-GAAP financial measures to evaluate the business, the substance behind our management’s decision to use these non-GAAP financial measures, the material limitations associated with the use of these non-GAAP financial measures, the manner in which Seagate management compensates for those limitations, and the substantive reasons why we believe that these non-GAAP financial measures provide useful information to investors is included under the caption “Use of Non-GAAP Financial Measures” in the Form 8-K furnished today with the U.S. Securities and Exchange Commission. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with GAAP. You should not compare our non-GAAP net income or non-GAAP diluted net income per share results with those of other companies, as the adjustments made to our GAAP results are unique to Seagate.

Seagate Technology Reports Fiscal Third Quarter 2007 Results

SEAGATE TECHNOLOGY

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

((In millions, except per share amounts)

(Unaudited)

		Three Months Ended March 30, 2007	Nine Months Ended March 30, 2007
GAAP net income		$212	$371
Non-GAAP adjustments:
Redemption charges on 8% Senior Notes due 2009	A	—	19
Maxtor and EVault acquisition related adjustments:
- Amortization of purchased intangible assets	B	53	127
- Write-off of in-process research and development	C	4	4
- Stock-based compensation	D	3	24
- Integration and retention costs	E	1	53
- Customer compensatory claims	F	—	18
- Fair market value lease-interest expense amortization	G	2	5
Adjustments for taxes	H	(1)	(12)

Non-GAAP net income		274	609

Diluted net income per share:
GAAP		$0.37	$0.62

Non-GAAP		$0.47	$1.02

Shares used in diluted net income per share calculation:		577	595

A	To exclude charges of $19 million related to the redemption of Seagate’s $400 million 8% Senior Notes due 2009 (allocated to Interest expense)

B	For the three and nine months ended March 30, 2007, amortization of purchased intangible assets acquired in the Maxtor and EVault acquisitions was allocated as follows:

	Three Months Ended March 30, 2007	Nine Months Ended March 30, 2007
Cost of revenue	$40	$92
Amortization of intangibles	13	35

Total amortization of purchased intangible assets	$53	$127

C	To exclude the write-off of in-process research and development related to the EVault acquisition (allocated to Product development)

Seagate Technology Reports Fiscal Third Quarter 2007 Results

D	For the three and nine months ended March 30, 2007, stock-based compensation expense related to the Maxtor acquisition was allocated as follows:

	Three Months Ended March 30, 2007	Nine Months Ended March 30, 2007
Cost of revenue	$—	$3
Product development	3	15
Marketing and administrative	—	6

Total stock-based compensation expense	$3	$24

E	For the three and nine months ended March 30, 2007, integration and retention costs related to the Maxtor acquisition were allocated as follows:

	Three Months Ended March 30, 2007	Nine Months Ended March 30, 2007
Cost of revenue	$—	$18
Product development	—	20
Marketing and administrative	1	15

Total integration and retention costs	$1	$53

F	To exclude the settlement of $18 million in customer compensatory claims relating to legacy Maxtor products (allocated to Cost of revenue)

G	To exclude interest expense related to purchase accounting treatment for fair market value lease amortization

H	To exclude the tax effects, where applicable, of adjustments to GAAP net income